Exhibit 99.12

CONSENT

We hereby consent to the reference to our valuations of options granted by Elbit Imaging Ltd. during the year ended December 31, 2011, under the Elbit Medical Option Plan and re-pricing valuation for the year ended December 31, 2012, appearing in this Current Report on Form 8-K of Elbit Imaging Ltd., and to the incorporation by reference of this Current Report in the Registration Statement on Form F-1 (Registration No. 333-194519) or F-3 (Registration No. 333-172122) and in the Registration Statements on Form S-8 (Registration No. 333-117509, No. 333-130852, No. 333-136684 and No. 333-152820) of Elbit Imaging Ltd.

This consent is not to be construed as an admission that we are an expert or that we are a person whose consent is required to be filed under the provisions of the Securities Act of 1933, as amended.

/s/ Giza Singer Even Ltd
Giza Zinger Even

Tel Aviv, Israel
March 25, 2016